UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Lockheed Martin Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EXPLANATORY NOTE

On March 11, 2020, Lockheed Martin Corporation ("Lockheed Martin" or the “Corporation”) filed its definitive Proxy Statement (“Proxy Statement”) and form of Proxy relating to the solicitation of proxies by the Corporation in connection with its 2020 Annual Meeting of Stockholders to be held on April 23, 2020 (the “2020 Annual Meeting”). The Proxy Statement is available on the Internet at www.edocumentview.com/LMT and also is available on the website maintained by the Securities and Exchange Commission at www.sec.gov. Subsequent to the filing of the Proxy Statement, on March 16, 2020, the Lockheed Martin issued a press release and filed a Current Report on Form 8-K announcing certain management changes that are to be effective on June 15, 2020 (the “Form 8-K”). The information included in the Form 8-K should be read in conjunction with the Proxy Statement, which should be read in its entirety. The Form 8-K supplements certain of the information contained in the Proxy Statement.

Set forth below is the full text of the Form 8-K, including the attached press release.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2020

LOCKHEED MARTIN CORPORATION
(Exact name of registrant as specified in its charter)

Maryland		1-11437	52-1893632
(State or other jurisdiction		(Commission file number)	(I.R.S. Employer
of incorporation)			Identification No.)

6801 Rockledge Drive
Bethesda,	Maryland		20817
(Address of principal executive offices)			(Zip Code)
(301) 897-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	LMT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 12, 2020, the Board of Directors (the "Board") of Lockheed Martin Corporation (“Lockheed Martin” or the “Corporation”) elected James D. Taiclet, Jr. (age 59) to succeed Marillyn A. Hewson as President and Chief Executive Officer of the Corporation, effective June 15, 2020. The Board also appointed Ms. Hewson, the current Chairman, President and Chief Executive Officer, to serve as Executive Chairman of the Board, effective June 15, 2020, subject to her re-election by the stockholders at the 2020 annual meeting of stockholders (the "2020 Annual Meeting").

In addition, on March 12, 2020, the Board appointed Frank A. St. John (age 53), the current Executive Vice President, Rotary and Mission Systems ("RMS"), to serve as Chief Operating Officer, also effective June 15, 2020. Stephanie C. Hill (age 55), Senior Vice President, Enterprise Business Transformation, was appointed to succeed Mr. St. John as Executive Vice President, Rotary and Mission Systems.

Mr. Taiclet has served as a member of the Board of Directors of Lockheed Martin since January 2018 and has served as Chairman, President and Chief Executive Officer of American Tower Corporation since February 2004. Mr. Taiclet was appointed President and Chief Operating Officer of American Tower Corporation in September 2001, was named Chief Executive Officer in October 2003 and was selected as Chairman of the Board in February 2004. Previously, Mr. Taiclet served as President of Honeywell Aerospace Services, a unit of Honeywell International, and prior to that as Vice President, Engine Services at Pratt & Whitney, a unit of United Technologies Corporation. He was also previously a consultant at McKinsey & Company, specializing in telecommunications and aerospace strategy and operations. Mr. Taiclet began his career as a United States Air Force officer and pilot and served a tour of duty in the Gulf War.

Mr. Taiclet will continue to serve as a member of the Corporation's Board of Directors if he is re-elected by the stockholders at the 2020 Annual Meeting. Mr. Taiclet will no longer serve as a member of the Management Development and Compensation Committee or the Classified Business and Security Committee and will no longer be an "independent director" under the New York Stock Exchange listing standards and the Corporation's corporate governance guidelines.

Ms. Hewson (age 66) has served as the Chairman, President and Chief Executive Officer of Lockheed Martin since January 2014 and held the positions of Chief Executive Officer and President from January 2013 to December 2013; and President and Chief Operating Officer from November 2012 to December 2012. Ms. Hewson joined Lockheed Martin in 1983.

Mr. St. John has served as Executive Vice President, RMS since August 2019. He previously served as Executive Vice President of Missiles and Fire Control ("MFC") from January 2018 to August 2019. Prior to that, he served as Executive Vice President and Deputy, Programs in our MFC segment from June 2017 to January 2018; and Vice President, Orlando Operations and Tactical Missiles/Combat Maneuver Systems business in our MFC segment from 2011 to May 2017. Mr. St. John has held positions of increasing responsibility since joining Lockheed Martin in 1987.

Ms. Hill has served as Senior Vice President, Enterprise Business Transformation since June 2019. Prior to that, Ms. Hill was Deputy Executive Vice President of RMS from October 2018 to June 2019; Senior Vice President for Corporate Strategy and Business Development from September 2017 to October 2018; and Vice President and General Manager of the Cyber, Ships and Advanced Technologies line of business for RMS from June 2015 to September 2017. Ms. Hill has held positions of increasing responsibility since joining Lockheed Martin in 1987 as a software engineer.

On March 12, 2020, following the recommendation of the Management Development and Compensation Committee (the Compensation Committee), the Board of Directors approved the compensation for Mr. Taiclet as President and Chief Executive Officer as follows:

•	Mr. Taiclet will receive an annual base salary of $1,700,000.

•
Mr. Taiclet will be eligible to receive a target annual incentive of 175% of salary for 2020 under the Lockheed Martin Corporation Amended and Restated 2006 Management Incentive Compensation Plan ("MICP"), a copy of which is filed as Exhibit 10.4 to the Corporation's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 and incorporated herein by reference. Any MICP bonus awarded to Mr. Taiclet by the Board of Directors for 2020 service will be prorated based on time in the role.

•
Mr. Taiclet will also be eligible to receive a long-term incentive ("LTI") award opportunity for 2020 of $14,000,000, allocated 50% in Performance Stock Units (PSUs), 30% in Restricted Stock Units (RSUs) and 20% in the cash-based Long-Term Incentive Performance award (LTIP). The RSUs if granted will cliff-vest 100% after three years from the date of grant, while the vesting of the PSUs and LTIP if granted will be based on our results at the end of the three-year vesting period relative to the three-year performance goals that were established at the beginning of 2020, as described in the Corporation's proxy statement for the 2020 Annual Meeting filed with the Securities and Exchange Commission on March 11, 2020 (the "2020 Proxy Statement").

The 2020 LTI awards to Mr. Taiclet are subject to final approval by the Compensation Committee and would not be made until following the effective date of Mr. Taiclet's commencement of employment as President and Chief Executive Officer. Mr. Taiclet also may be nominated to receive a one-time award of restricted stock units or other long-term incentives to offset forfeited unvested incentives from his current employer. The awards will be made under and subject to the terms of the Corporation's incentive performance award plan then in effect (the Lockheed Martin Corporation 2011 Incentive Performance Award Plan or the Lockheed Martin Corporation 2020 Incentive Performance Award Plan (the "2020 Plan") if the 2020 Plan is approved by the stockholders at the 2020 Annual Meeting). Consistent with past practice, as CEO, Mr. Taiclet will be required to use a corporate jet for business and personal use and the Corporation will provide personal security (and a related tax gross-up) based on assessed risk to Mr. Taiclet. Mr. Taiclet will also be eligible to receive relocation assistance benefits.

Upon the commencement of his employment with the Corporation, Mr. Taiclet will no longer be entitled to any additional compensation for serving as a member of the Board and any unvested equity awards under the Lockheed Martin Corporation Amended and Restated Directors Equity Plan will be forfeited.

No adjustments were approved to Ms. Hewson's compensation in connection with the announced transition. Consistent with the policy of not providing Board compensation to employee directors, Ms. Hewson will not receive director or chairman compensation for her service as Executive Chairman of the Board. The Corporation will report any compensation arrangements related to her transition after determination by the Compensation Committee and the Board.

In connection with Mr. St. John's promotion, the Compensation Committee approved a $150,000 increase in Mr. St. John's 2020 LTI target award opportunity to $4,650,000. This LTI target includes amounts previously awarded to Mr. St. John in February 2020. The additional PSU, RSU and LTIP awards are subject to final approval by the Compensation Committee and would not be made until following the effective date of Mr. St. John's election as Chief Operating Officer. As described in the 2020 Proxy Statement, for 2020 the LTI award mix for Mr. St. John is allocated 50% toward PSUs, 30% toward RSUs and 20% toward LTIP.

The Compensation Committee based its recommendation for Mr. Taiclet and Mr. St. John's 2020 compensation on its pay philosophy to set target compensation by reference to the "market rate" of the Corporation's comparator group of companies as described in the 2020 Proxy Statement.

A copy of the press release announcing these actions is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of Lockheed Martin Corporation dated March 16, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation
(Registrant)

Date: March 16, 2020	By:	/s/ Kerri R. Morey
Kerri R. Morey
Vice President and Associate General Counsel

Exhibit 99.1

News Release

Lockheed Martin Elects James D. Taiclet as President and CEO
Marillyn A. Hewson to Become Executive Chairman

BETHESDA, Md., March 16, 2020 - The Board of Directors of Lockheed Martin (NYSE: LMT) has elected James D. Taiclet, 59, as president and CEO, effective June 15. Taiclet will continue to serve as a member of the corporation's board, which he joined in 2018. He has served as chairman, president and CEO of American Tower Corporation since 2004 and CEO since 2003. During that time, American Tower grew significantly and increased its market capitalization from approximately $2 billion to approximately $100 billion. Taiclet guided the company’s transformation from a primarily U.S. business to a global player in its industry, with significant assets and operations in 19 countries.

Taiclet will succeed Marillyn A. Hewson, 66, who has served as chairman, president and CEO since 2014 and president and CEO since 2013. Hewson will become executive chairman of the board, also effective June 15, subject to her re-election to the board by the stockholders at the upcoming annual meeting.

“I know it is the right time to transition the leadership of Lockheed Martin. The corporation is strong, as evidenced by our outstanding financial results last year and a record backlog of business. We have a bright future - particularly with Jim and our outstanding leadership team at the helm,” said Hewson. “I’m pleased the board agreed with my recommendation. As Lockheed Martin's next CEO, Jim will lead the company forward in its next phase of growth and value creation.”

Prior to joining American Tower in 2001, Taiclet was president of Honeywell Aerospace Services, a unit of Honeywell International, and prior to that was vice president, engine services at Pratt & Whitney, a unit of United Technologies Corporation. He was also previously a consultant at McKinsey & Company, specializing in telecommunications and aerospace strategy and operations. Taiclet began his career as a United States Air Force officer and pilot and served a tour of duty in the Gulf War. He holds a master’s degree in public affairs from Princeton University, where he was awarded a fellowship at the Woodrow Wilson School and is a distinguished graduate of the United States Air Force Academy with degrees in engineering and international relations.

“I’m honored to be asked to succeed one of the most respected CEOs in America. While serving on Lockheed Martin’s board, I’ve not only been impressed by the company’s continued growth as a leader in aerospace & defense but also by the dedication and commitment of Marillyn and Lockheed Martin employees to deliver for its customers,” said Taiclet. “As a military veteran, I understand the mission of this great company to provide global security and innovative solutions for the brave men and women who protect our freedom.”

Frank A. St. John, 53, the current executive vice president of Lockheed Martin’s Rotary and Mission Systems (RMS) business, was elected by the board to serve as chief operating officer. Stephanie C. Hill, 55, senior vice president, Enterprise Business Transformation, was appointed to succeed St. John as executive vice president, RMS. Their appointments are also effective June 15.

Reporting to the new CEO and president, the COO will be responsible for the strategic, operational and financial performance of all the corporation's lines of business. All four business area executive vice presidents - Aeronautics, Rotary and Mission Systems, Space and Missiles and Fire Control - will report to the COO. This includes the corporation's entire portfolio of products and capabilities totaling almost $60 billion in sales.

St. John joined Lockheed Martin more than 30 years ago and took on roles of increasing responsibility in engineering and program management before joining the corporation's executive leadership team. Most recently, he has served as executive vice president of RMS and prior to that as executive vice president of Missiles and Fire Control.

Hill has served as senior vice president, Enterprise Business Transformation, where she led the corporation's Digital Transformation and Enterprise Information Technology teams. Prior to that, Hill was deputy executive vice president of RMS and senior vice president for corporate strategy and business development. She held positions of increasing responsibility since joining Lockheed Martin in 1987 as a software engineer.

"Marillyn and the board have been focused on developing talent and ensuring a high-quality succession plan,” said Dan Akerson, Lockheed Martin’s lead director. “On behalf of the board and our shareholders, we would like to thank Marillyn for demonstrating a strong commitment to the customer, shaping the company's portfolio to meet the challenges of today's global security environment and growing the business and driving long-term sustainable growth.”

About Lockheed Martin
Headquartered in Bethesda, Maryland, Lockheed Martin Corporation is a global security and aerospace company that employs approximately 110,000 people worldwide and is principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services.

For additional information, visit our website: www.lockheedmartin.com.

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Media Contact
Jarrod Agen, 301-897-6412; jarrod.p.agen@lmco.com